Exhibit 99.1

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

News Release

CONTACT:

Mark Quick	Denise Landry
Investor Relations	Media Relations
Tel 214 937 2924	Tel 214 937 2529
markquick@orthofix.com	deniselandry@orthofix.com

Orthofix International Provides Update Regarding NASDAQ Listing Matters

LEWISVILLE, TX. – November 24, 2014 – As previously disclosed, Orthofix International N.V. (NASDAQ: OFIX) (the “Company”) participated in a hearing before a NASDAQ Hearings Panel (the “Hearings Panel”) on October 2, 2014 in connection with the Company’s non-compliance with NASDAQ Listing Rule 5250(c)(1) due to the delayed filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, and the Company’s anticipated financial restatement relating to prior periods.

At the hearing, the Company requested that the Hearings Panel grant the Company through January 15, 2015 to make these filings, as well as the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 (the “2014 Third Quarter Form 10-Q”), though the 2014 Third Quarter Form 10-Q was not yet due as of the hearing date under the rules of the Securities and Exchange Commission (the “SEC”).

On October 9, 2014, the Company received a decision letter from NASDAQ’s Office of General Counsel stating that the Hearings Panel had granted the Company’s request and, accordingly, the Company’s common stock would continue to trade on the NASDAQ Stock Market provided that the Company becomes current in its periodic filings with the SEC on or before January 15, 2015.

On November 19, 2014, the Company received an anticipated letter from NASDAQ noting that the 2014 Third Quarter Form 10-Q had not been filed by its due date with the SEC on November 10, 2014 and, as such, represented an additional basis for non-compliance with Listing Rule 5250(c)(1).

The Company continues to work to complete the procedures needed to file its two delayed quarterly reports, as well as the amended reports containing its restatement for prior periods. As requested by the letter from NASDAQ, the Company will be providing a written update to the Hearings Panel regarding these matters on November 25, 2014.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, TX, the company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the company’s sales representatives, distributors and subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the uncertain results and timing of our anticipated filing of restated financial statements for prior periods, the anticipated magnitude and nature of error corrections reflected by such filings, the timing of the filing of our late quarterly reports on Form 10-Q, potential delisting of our securities from the Nasdaq Stock Market, as well how these matters may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.